UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2012

Kolorfusion International, Inc.
 (Name of registrant as specified in its charter)

Colorado State of Incorporation	0-28351 Commission File Number	84-1317836 IRS Employer Identification No.

5401 Oswego Street, Unit C
Denver, CO 80239
Address of principal executive offices

(303) 340-9994
Telephone number, including
Area code

16075 E. 32nd Ave., Unit A
Aurora, Colorado 80111
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On or about February 23, 2012, Kolorfusion International, Inc. (the “Company”) received notice from the Securities and Exchange Commission (the “SEC”) that it was named as a respondent to an Order Instituting Administrative Proceedings and Notice of Hearing Pursuant to Section 12(j) (the “Proceeding”) of the Securities Exchange Act of 1934 (the “1934 Act”) as a result of its on-going inability to file certain periodic reports required under Section 13(a) of the 1934 Act.  In the Proceeding the SEC seeks an order to revoke the registration of the Company’s common stock under Section 12(g) of the 1934 Act.  After discussions with representatives of the SEC, on March 8, 2012 the Company filed with the SEC an answer in the Proceeding and a Form 15 Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the “Form 15”).  The effect of filing the Form 15 was to immediately suspend the Company’s reporting obligations under Section 15(d) of the 1934 Act and, after a 90-day period (the “Waiting Period”), terminate the Company’s reporting obligations under Section 12(g) of the 1934 Act.  In part, because the Company currently lacks the resources to regain compliance with all of its reporting obligations under the 1934 Act, the Company believed that filing the Form 15 was in the Company’s and its shareholders’ best interests as opposed to defaulting in the Proceeding by taking no action or entering into a settlement of the Proceeding.  The Company has been informed that the Proceeding has been stayed during the Waiting Period pending the effectiveness of the Form 15, which is expected to become effective on June 6, 2012.  After the Form 15 becomes effective, the Company expects that the registration of the Company’s common stock under Section 12(g) of the 1934 Act will be terminated and that the SEC will dismiss the Company as a party to the Proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kolorfusion International, Inc.
April_5, 2012	By: /s/ Thomas Gerschman Chief Executive Officer